UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 4, 2025
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CONCENTRA GROUP HOLDINGS PARENT, INC.

(Exact Name of Registrant as Specified in Its Charter)
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001-42188
(Commission File Number)

Delaware	30-1006613
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

5080 Spectrum Drive, Suite 1200W
Addison, TX, 75001
(Address of principal executive offices) (Zip code)

(972) 364-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CON	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Named Executive Officers

On November 4, 2025, the Human Capital and Compensation Committee of the Board of Directors of Concentra Group Holdings Parent, Inc. (the “Company”) awarded restricted shares of the Company’s common stock to the Company’s named executive officers (the “Named Executive Officers”) pursuant to the Company’s 2024 Equity Incentive Plan. The shares of restricted stock awarded to the Named Executive Officers will vest equally on each of the first four anniversaries of the date of grant. The grant of restricted stock to each Named Executive Officer is listed below.

Named Executive Officer	Shares of Restricted Stock Granted
W. Keith Newton	225,000
Matthew T. DiCanio	180,000
John A. deLorimier	60,000
John Anderson	60,000
Michael Kosuth	60,000
Su Zan Nelson	60,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCENTRA GROUP HOLDINGS PARENT, INC.

Date: November 10, 2025	By:	/s/ Timothy Ryan
Timothy Ryan
Executive Vice President and Chief Legal Counsel